U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 24, 2004

Consortium Service Management Group, Inc.
(Exact name of registrant as specified in its charter)

Texas (state of incorporation)	0-27359 (Commission File Number)	74-2653437 (IRS Employer I.D. Number)

500 North Shoreline Drive, Suite 701 North
Corpus Christi, TX 78471
512-887-7546
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 24, 2004 we received from Banco Panamericano, Inc. a notice of default of a senior, secured note in the amount of $203,800 (the "Note"). The notice related to a Consolidated Loan, Guaranty and Security Agreement dated February 15, 2002 between us and Banco Panamericano. The notice was dated almost two years earlier, on December 10, 2002.

We believe that the notice was backdated and relied on facts stated in the notice that had not yet occurred and were patently false. The amount of the obligation under the Note had not yet been fully advanced to us as of the date of the notice, and so the Note was not due on the date of the notice. In addition, the notice stated that we had failed to pay a judgment of $32,091 to an electrical company. The obligation to the electrical company, however, did not arise until the electrical work was completed in the Spring of 2003, the litigation related to our obligation to the electrical company was not commenced until the Fall of 2003, the judgment against us in favor of the electrical company was not entered until March 2004, and we satisfied the judgment and obtained a release of the judgment lien on August 31, 2004.

It is true that the Note was eventually fully funded and we have an obligation under the Note. However, we believe that we have an offset to the claim of Banco Panamericano that exceeds the obligation under the Note. We were at all times relevant to this matter in a contractual relationship with Resource Technology Corporation ("RTC") regarding the installation of equipment owned by us that would extract methane gas from the Chastang Landfill in Mobile, Alabama that RTC would deliver to Waste Management for sale and for the benefit of both RTC and our company. The person that controlled RTC also controlled Banco Panamericano and caused Banco Panamericano to make the loan to us. The project stalled and has not been completed to our great financial loss when RTC defaulted on its obligations to Waste Management and other creditors at the landfill. RTC filed for bankruptcy protection in 2003 (Case No. 99-35434, U. S. Bankruptcy Court for the Northern District of Illinois). RTC’s management was replaced by a trustee because of improper payments made by the debtor to RTC-affiliated companies.

We filed a claim in the RTC bankruptcy case in the amount of $5,024,261, an amount that has increased since such filing. Creditors in the case, because of alleged illegal payments by RTC to its affiliates, are attempting to have the bankruptcy judge include the various RTC affiliates, including Banco Panamericano, as additional debtors in the case.

For the above reasons, we believe that we have an offset to the claim of Banco Panamericano.

At any time that we are required under SEC regulations to disclose legal proceedings pursuant to Regulation S-B or Form 8-K with regard to this matter or other matters, we will do so.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consortium Service Management Group, Inc.

Date: October 21, 2004	By:	/s/ Donald S. Robbins
Donald S. Robbins
Chief Executive Officer

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